Exhibit 99.2
Fourth Quarter 2008
Supplemental Financial Data
The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations with respect to strategies to enhance shareholder value to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K dated December 31, 2007, as amended, and in previous filings with the SEC; future conditions in the global capital markets, including changes in the availability of credit and liquidity; future local and national economic conditions, including changes in levels of employment, interest rates, the availability of mortgage and other financing and related factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the uncertainties associated with the Company’s current and planned future real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to enter into new joint ventures and the availability of equity financing from traditional real estate investors to fund development activities; the Company’s ability to obtain construction loan financing to fund development activities; uncertainties associated with the Company’s condominium conversion and for-sale housing business; uncertainties associated with loss of personnel in connection with the Company’s reduction of corporate and property development and management overhead; conditions affecting ownership of residential real estate and general conditions in the multifamily residential real estate market; uncertainties associated with environmental and other regulatory matters; the impact of our ongoing litigation with the Equal Rights Center regarding compliance with the Americans with Disabilities Act and the Fair Housing Act (including any award of compensatory or punitive damages or injunctive relief requiring us to retrofit apartments or public use areas or prohibiting the sale of apartment communities or condominium units) as well as the impact of other litigation; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K dated December 31, 2007, as amended, and in the Company’s report on Form 10-Q dated September 30, 2008 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K, as amended, and the September 30, 2008 Form 10-Q under the caption “Risk Factors” are specifically incorporated by reference into this document.

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues
Rental	$66,096	$66,958	$266,204	$262,436
Other property revenues	3,377	3,382	14,707	14,286
Other	294	186	1,029	602

Total revenues	69,767	70,526	281,940	277,324

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	31,553	32,774	135,279	133,555
Depreciation	18,241	15,225	63,530	61,476
General and administrative (1)	3,464	4,358	16,808	18,093
Investment and development (2)	958	1,598	5,131	7,302
Other investment costs (2)	422	113	1,384	400
Strategic review costs (3)	—	—	8,161	—
Impairment, severance and other costs (4)	64,560	—	98,862	—

Total expenses	119,198	54,068	329,155	220,826

Operating income (loss)	(49,431)	16,458	(47,215)	56,498

Interest income	300	170	667	822
Interest expense	(14,487)	(12,080)	(48,863)	(47,447)
Amortization of deferred financing costs	(894)	(828)	(3,473)	(3,297)
Net gains on sales of real estate assets, net of taxes (5)	525	28,509	2,752	100,015
Equity in income of unconsolidated real estate entities	143	419	1,224	1,635
Other income (expense), net (6)	(1,665)	(393)	(1,239)	(1,177)
Minority interest in consolidated property partnerships	(33)	(440)	(395)	(1,857)
Minority interest of common unitholders	447	(389)	719	(1,347)

Income (loss) from continuing operations	(65,095)	31,426	(95,823)	103,845

Discontinued operations (7)
Income from discontinued property operations, net of minority interest	2,668	3,210	12,455	13,051
Gains on sales of real estate assets, net of minority interest	49,076	44,728	74,716	61,925
Loss on early extinguishment of indebtedness, net of minority interest	—	(122)	—	(122)

Income from discontinued operations	51,744	47,816	87,171	74,854

Net income (loss)	(13,351)	79,242	(8,652)	178,699
Dividends to preferred shareholders	(1,909)	(1,909)	(7,637)	(7,637)

Net income (loss) available to common shareholders	$(15,260)	$77,333	$(16,289)	$171,062

Per common share data — Basic (8)
Income (loss) from continuing operations (net of preferred dividends)	$(1.52)	$0.68	$(2.35)	$2.21
Income from discontinued operations	1.17	1.10	1.98	1.72

Net income (loss) available to common shareholders	$(0.35)	$1.77	$(0.37)	$3.93

Weighted average common shares outstanding — basic	44,146	43,616	44,009	43,491

Per common share data — Diluted (8)
Income (loss) from continuing operations (net of preferred dividends)	$(1.52)	$0.67	$(2.35)	$2.18
Income from discontinued operations	1.17	1.09	1.98	1.70

Net income (loss) available to common shareholders	$(0.35)	$1.76	$(0.37)	$3.88

Weighted average common shares outstanding — diluted	44,146	44,006	44,009	44,129

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)

(1)	For the three months and year ended December 31, 2008, as compared to 2007, general and administrative costs decreased primarily as a result of reduced executive bonus accruals and reduced accruals for certain award programs which were eliminated as part of the Company’s initiative to reduce expenses. For the year ended December 31, 2008 general and administrative costs also decreased as a result of reduced corporate governance costs. Beginning in the three months ended December 31, 2008, the Company began allocating personnel and other costs, primarily related to accounting, information technology and human resources that support property management and investment operations, from general and administrative expenses to property management and investment and development expenses. Prior period results have been adjusted to reflect the current period presentation.

(2)	Investment and development expenses for the three months and year ended December 31, 2008 and 2007 included investment group expenses, development personnel and associated costs not allocable to current development projects. Beginning in the three months ended December 31, 2008, the Company classified its land carry costs (primarily property taxes and assessments) to a separate line, “Other investment costs.” Previously, these costs were included in the line captioned investment and development expenses. Prior period results have been adjusted to reflect the current period presentation of land carry costs and other support costs discussed in (1) above.

(3)	Strategic review costs for the year ended December 31, 2008 included financial, legal and other costs associated with the Company’s formal process to pursue a possible business combination or other sale transaction. In June 2008, the Company announced that the process had concluded without a business combination or other sale transaction.

(4)	Impairment, severance and other costs for the three months and year ended December 31, 2008 included non-cash impairment charges of approximately $61,611 and $90,558, respectively, to write down a substantial portion of the Company’s land held for sale and land held for investment that was deemed impaired, to their estimated fair values and to write off pursuit costs on certain abandoned development projects. Severance charges for the three months and year ended December 31, 2008 totaled approximately $2,949 and $5,540, respectively, related to the elimination of certain employment positions. Lastly, the Company recorded casualty losses of approximately $2,764 related to damage sustained at its Houston, Texas properties as a result of Hurricane Ike for the year ended December 31, 2008.

(5)	For the three months and year ended December 31, 2008 and 2007, income from continuing operations included net gains from condominium sales activities at newly developed and condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed sales and marketing costs associated with pre-sale condominium communities and condominium communities under development totaling $169 and $409 for the three months ended and $736 and $868 for the year ended December 31, 2008 and 2007, respectively. Net gains from condominium sales activities at other consolidated community conversion projects are included in discontinued operations under generally accepted accounting principles (see (7) below). A summary of revenues and costs and expenses of condominium activities included in continuing operations for the three months and year ended December 31, 2008 and 2007 was as follows:

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Condominium revenues	$8,197	$15,866	$35,178	$77,458
Condominium costs and expenses	(6,798)	(14,573)	(31,552)	(63,897)

Gains on sales of condominiums, before income taxes	1,399	1,293	3,626	13,561
Provision for income taxes	(874)	—	(874)	—

Gains on sales of condominiums, net of income taxes	$525	$1,293	$2,752	$13,561

For the three months and year ended December 31, 2007, the Company recognized, in continuing operations, a proportionate 75% gain on sale of real estate totaling approximately $25,968 and $81,268, respectively, related to the transfer of three operating apartment communities to newly formed unconsolidated entities, in which the Company retained a 25% non-controlling interest, for aggregate proceeds of approximately $45,571 and $134,922, respectively. The unconsolidated entities obtained mortgage financing secured by the apartment communities totaling approximately $126,724, of which approximately $31,681 was distributed to the Company.

For the three months and year ended December 31, 2007, gains on sales of real estate assets in continuing operations also included gains of $1,248 and $5,186, respectively, on the sales of land sites in Atlanta, Georgia and Dallas, Texas.

(6)	For the three months and year ended December 31, 2008, other income (expense) primarily related to a non-cash expense related to the mark-to-market of an interest rate swap agreement that became ineffective under generally accepted accounting principles as well as inspection expenses related to the Company’s water penetration restoration project. For the three months and year ended December 31, 2008 and 2007, other expenses also includes estimated state franchise and other income taxes.

(7)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the three months and year ended December 31, 2008, income from discontinued operations included the operating results of three apartment communities, containing 1,328 units, held for sale at December 31, 2008 and four apartment communities, containing 1,093 units, through their sale dates in 2008. For the three months and year ended December 31, 2007, income from discontinued operations included the results of operations of the three apartment communities held for sale at December 31, 2008, four apartment communities sold in 2008, a condominium conversion community sold in 2007, and three apartment communities sold in 2007 through their sale dates.

The operating revenues and expenses of these communities for the three months and year ended December 31, 2008 and 2007 were as follows:

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues
Rental	$5,331	$9,063	$26,795	$37,111
Other property revenues	282	548	1,505	2,355

Total revenues	5,613	9,611	28,300	39,466

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	1,924	3,505	9,729	14,082
Depreciation	151	1,326	2,113	5,964
Interest	856	1,531	3,916	6,186

Total expenses	2,931	6,362	15,758	26,232

Income from discontinued property operations before minority interest	2,682	3,249	12,542	13,234
Minority interest	(14)	(39)	(87)	(183)

Income from discontinued property operations	$2,668	$3,210	$12,455	$13,051

For the three months and year ended December 31, 2008, the Company recognized net gains in discontinued operations of $49,373 ($49,045 net of minority interest) and $75,204 ($74,685 net of minority interest), respectively, from the sale of four apartment communities, containing 1,093 units. These sales generated aggregate net proceeds of approximately $74,652 and $131,931 for the three months and year ended December 31, 2008, respectively. For the three months and year ended December 31, 2007, the Company recognized net gains in discontinued operations of $45,433 ($44,832 net of minority interest) and $62,407 ($61,546 net of minority interest), respectively, from the sale of three apartment communities, containing 807 units. These sales generated aggregate net proceeds of approximately $67,152 and $90,893 for the three months and year ended December 31, 2007, respectively, of which approximately $67,152 was held by an exchange intermediary at December 31, 2007 pending the completion of a tax deferred exchange in the first quarter of 2008.

For the year ended December 31, 2007, gains on sales of real estate assets included in discontinued operations also included net gains from condominium sales activities at one condominium conversion community that sold out in the first quarter of 2007. A summary of revenues and costs and expenses of condominium activities included in discontinued operations was as follows:

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Condominium revenues	$—	$—	$—	$560

Condominium costs and expenses	31	(106)	31	(176)

Gains (losses) on condominium sales, before minority interest	31	(106)	31	384
Minority interest	—	2	—	(5)

Gains (losses) on condominium sales, net of minority interest	$31	$(104)	$31	$379

(8)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly-owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., also a wholly-owned subsidiary of the Company, owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of December 31, 2008, there were 44,440 units of the Operating Partnership outstanding, of which 44,222, or 99.5%, were owned by the Company.

Post Properties, Inc.
Calculation of Funds from Operations and Adjusted Funds From Operations Available to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)
A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income (loss) available to common shareholders	$(15,260)	$77,333	$(16,289)	$171,062
Minority interest of common unitholders — continuing operations	(447)	389	(719)	1,347
Minority interest in discontinued operations (1)	342	636	606	1,047
Depreciation on consolidated real estate assets (2)	17,619	16,241	63,471	65,560
Depreciation on real estate assets held in unconsolidated entities	349	320	1,391	1,143
Gains on sales of real estate assets	(49,928)	(72,588)	(77,987)	(157,620)
Incremental gains (losses) on condominium sales	100	382	(293)	6,922
Gains on sales of real estate assets — unconsolidated entities	—	(16)	—	(186)
Incremental gains on condominium sales — unconsolidated entities (3)	—	16	—	107

Funds from operations (deficit) available to common shareholders and unitholders (A)	$(47,225)	$22,713	$(29,820)	$89,382

Funds from operations (deficit) available to common shareholders and unitholders (A)	$(47,225)	$22,713	$(29,820)	$89,382
Annually recurring capital expenditures (4)	(2,261)	(2,295)	(10,854)	(11,110)
Periodically recurring capital expenditures (4)	(2,042)	(2,828)	(7,156)	(8,451)
Non-cash impairment charges (5)	61,611	—	90,558	—
Non-cash loss (income) related to mark-to-market of interest rate swap agreement	901	—	238	—
Non-cash straight-line adjustment for ground lease expenses	289	255	1,166	1,193
Non-cash loss on early extinguishment of indebtedness associated with property sales	141	124	141	124
Strategic review costs	—	—	8,161	—

Adjusted funds from operations available to common shareholders and unitholders (6) (B)	$11,414	$17,969	$52,434	$71,138

Per Common Share Data — Basic
Funds from operations (deficit) per share or unit, as defined (A÷C)	$(1.06)	$0.51	$(0.67)	$2.03
Adjusted funds from operations per share or unit (6) (B÷C)	$0.26	$0.41	$1.18	$1.61
Dividends declared	$0.20	$0.45	$1.55	$1.80
Weighted average shares outstanding	44,146	43,616	44,009	43,491
Weighted average shares and units outstanding (C)	44,384	44,150	44,316	44,101
Per Common Share Data — Diluted
Funds from operations (deficit) per share or unit, as defined (A÷D)	$(1.06)	$0.51	$(0.67)	$2.00
Adjusted funds from operations per share or unit (6) (B÷D)	$0.26	$0.40	$1.18	$1.59
Dividends declared	$0.20	$0.45	$1.55	$1.80
Weighted average shares outstanding (7)	44,146	44,006	44,009	44,129
Weighted average shares and units outstanding (7) (D)	44,384	44,541	44,316	44,738

(1)	Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	For condominium conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. For condominium development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP. See the table entitled “Summary of Condominium Projects” on page 18 for further detail.

(4)	Excludes approximately $1,048 of periodically recurring and $308 of annually recurring capital expenditures, respectively, related to the Company’s water intrusion remediation project for the three months and year ended December 31, 2008.

(5)	Excludes severance charges of $2,949 and $5,540 for the three months and year ended December 31, 2008, respectively.

(6)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $79 and $971 for the three months ended and $692 and $2,903 for the year ended December 31, 2008 and 2007, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(7)	Diluted weighted average shares and units for the three months and year ended December 31, 2008 exclude 19 and 159 shares and units, respectively, that were antidilutive to all income (loss) per share computations under generally accepted accounting principles and the deficit in funds from operations for such periods.

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)
Same Store Results
The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income. Same store results for current and prior periods include the Company’s two New York communities that are no longer being marketed for sale. The operating performance and capital expenditures of the 38 communities containing 14,029 apartment units which were fully stabilized as of January 1, 2007, is summarized as follows:

	Three months ended			Year ended
	December 31,			December 31,
	2008	2007	% Change	2008	2007	% Change
Rental and other revenues	$54,359	$54,942	(1.1)%	$220,217	$217,207	1.4%

Real estate taxes and insurance expenses	8,096	7,397	9.4%	33,710	31,885	5.7%
Other property operating and maintenance expenses	12,588	12,982	(3.0)%	54,681	53,414	2.4%

Total property operating and maintenance expenses (excluding depreciation and amortization) (1)	20,684	20,379	1.5%	88,391	85,299	3.6%

Same store net operating income	$33,675	$34,563	(2.6)%	$131,826	$131,908	(0.1)%

Capital expenditures (2)
Annually recurring:
Carpet	$631	$550	14.7%	$2,587	$2,495	3.7%
Other	1,504	1,066	41.1%	5,799	4,432	30.8%

Total annually recurring (3)	2,135	1,616	32.1%	8,386	6,927	21.1%
Periodically recurring (3)	2,267	2,021	12.2%	6,647	4,070	63.3%

Total capital expenditures (A)	$4,402	$3,637	21.1%	$15,033	$10,997	36.7%

Total capital expenditures per unit (A ÷ 14,029 units)	$314	$259	21.1%	$1,072	$784	36.7%

Average monthly rental rate per unit (4)	$1,303	$1,303	0.0%	$1,306	$1,286	1.6%

(1)	Beginning in the fourth quarter of 2008, other property operating and maintenance expenses include certain expenses reclassified from corporate property management expenses for all periods presented. The reclassified operating expenses relate primarily to relief and preventative maintenance engineers, collections personnel, certain property related advertising and property level performance based awards.

(2)	See Table 3 on page 29 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(3)	Annually recurring expenditures for the three months and year ended December 31, 2008 included $308 related to the Company’s water intrusion remediation project. Periodically recurring expenditures for the three months and year ended December 31, 2008 include approximately $581 and $2,052, respectively related to the Company’s new “resident design center” program. Periodically recurring expenditures for the three months and year ended December 31, 2008 also included approximately $860 related to the Company’s water intrusion remediation project.

(4)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 27 for further information.

Same Store Operating Results by Market -
Comparison of Fourth Quarter of 2008 to Fourth Quarter of 2007
(Increase (decrease) from same period in prior year)

	Three months ended				Year ended
	December 31, 2008				December 31, 2008
				Average				Average
				Economic				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	(1.1)%	10.4%	(8.0)%	(1.9)%	1.9%	3.6%	0.7%	0.0%
Dallas	(0.8)%	(6.0)%	3.1%	(1.7)%	3.1%	4.9%	1.6%	(0.3)%
Washington, DC	(1.0)%	5.8%	(4.3)%	(1.2)%	1.1%	5.0%	(1.0)%	(0.4)%
Tampa	(2.0)%	(8.6)%	2.5%	2.7%	(2.7)%	(2.0)%	(3.2)%	0.1%
Charlotte	(3.2)%	12.0%	(9.1)%	(1.6)%	0.6%	4.9%	(1.5)%	(0.9)%
New York	(0.9)%	1.6%	(1.9)%	(2.5)%	2.6%	16.7%	(3.0)%	(0.8)%
Houston	2.6%	(8.2)%	10.1%	(1.2)%	4.8%	4.9%	4.8%	(0.4)%
Austin	0.7%	(6.6)%	6.9%	(1.8)%	3.3%	(3.0)%	9.4%	(1.0)%
Orlando	(0.8)%	4.9%	(4.7)%	5.3%	(2.5)%	(9.6)%	3.4%	2.0%

Total	(1.1)%	1.5%	(2.6)%	(0.9)%	1.4%	3.6%	(0.1)%	(0.2)%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.
Same Store Occupancy by Market

								Average Rental
			Average Economic		Average Economic			Rate Per Unit
		% of NOI	Occupancy (1)		Occupancy (1)		Physical	Three Months
		Three months ended	Three months ended		Year ended		Occupancy	Ended
	Apartment	December 31,	December 31,		December 31,		at December 31,	December 31,
Market	Units	2008	2008	2007	2008	2007	2008 (2)	2008 (3)
Atlanta	4,242	25.4%	94.3%	96.2%	94.9%	94.9%	93.2%	$1,146
Dallas	3,095	17.9%	94.4%	96.1%	94.7%	95.0%	94.3%	1,076
Washington, DC	1,700	17.0%	93.1%	94.3%	94.0%	94.4%	92.9%	1,763
Tampa	1,877	13.0%	95.5%	92.8%	94.1%	94.0%	95.8%	1,237
Charlotte	1,388	9.4%	90.6%	92.2%	93.1%	94.0%	89.8%	1,183
New York	337	7.8%	94.3%	96.8%	95.0%	95.8%	92.9%	3,938
Houston	837	5.8%	92.3%	93.5%	93.0%	93.4%	91.3%	1,266
Austin	308	2.1%	94.0%	95.8%	95.2%	96.2%	91.6%	1,347
Orlando	245	1.7%	96.3%	91.0%	95.6%	93.6%	96.4%	1,346

Total	14,029	100.0%	93.9%	94.8%	94.4%	94.6%	93.3%	$1,303

(1)	The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 93.1% and 94.0% for the three months ended and 93.5% and 93.8% for the year ended December 31, 2008 and 2007, respectively. For the three months ended December 31, 2008 and 2007, net concessions were $279 and $280, respectively, and employee discounts were $173 and $197, respectively. For the year ended December 31, 2008 and 2007, net concessions were $1,229 and $988, respectively, and employee discounts were $744 and $816, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

(3)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 27 for further information.

Same Store Sequential Comparison

	Three months ended
	December 31,	September 30,
	2008	2008	% Change
Rental and other revenues	$54,359	$55,846	(2.7)%

Real estate taxes and insurance expenses	8,096	8,301	(2.5)%
Other property operating and maintenance expenses	12,588	14,164	(11.1)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	20,684	22,465	(7.9)%

Same store net operating income (1)	$33,675	$33,381	0.9%

Average economic occupancy	93.9%	95.3%	(1.4)%

Average monthly rental rate per unit	$1,303	$1,308	(0.4)%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.
Sequential Same Store Operating Results by Market —
Comparison of Fourth Quarter of 2008 to Third Quarter 2008
(Increase (decrease) between periods)

				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	(2.3)%	(4.6)%	(0.5)%	(1.4)%
Dallas	(4.3)%	(13.0)%	2.6%	(1.0)%
Washington, DC	(2.0)%	(3.9)%	(1.0)%	(1.6)%
Tampa	(1.2)%	(8.5)%	3.8%	0.1%
Charlotte	(5.2)%	(7.2)%	(4.2)%	(4.3)%
New York	(1.0)%	1.1%	(1.8)%	(1.5)%
Houston	(1.6)%	(22.9)%	17.1%	(1.2)%
Austin	(4.8)%	(10.7)%	0.0%	(2.9)%
Orlando	(1.8)%	(0.9)%	(2.4)%	(1.6)%

Total	(2.7)%	(7.9)%	0.9%	(1.4)%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.

Post Properties, Inc.
Consolidated Balance Sheets
(In thousands, except per share or unit data)

	December 31,
	2008	2007
	(Unaudited)
Assets
Real estate assets
Land	$258,593	$276,680
Building and improvements	1,802,496	1,840,563
Furniture, fixtures and equipment	205,221	204,433
Construction in progress	189,393	134,125
Land held for future investment	81,555	154,617

	2,537,258	2,610,418
Less: accumulated depreciation	(553,814)	(562,226)
For-sale condominiums	14,610	38,844
Assets held for sale, net of accumulated depreciation of $42,379 and $4,031 at December 31, 2008 and 2007, respectively	85,097	24,576

Total real estate assets	2,083,151	2,111,612
Investments in and advances to unconsolidated real estate entities	39,300	23,036
Cash and cash equivalents	75,472	11,557
Restricted cash	10,164	5,642
Deferred charges, net	10,278	10,538
Other assets	31,301	105,756

Total assets	$2,249,666	$2,268,141

Liabilities and shareholders’ equity
Indebtedness	$1,112,913	$1,059,066
Accounts payable and accrued expenses	106,171	100,215
Dividend and distribution payable	8,888	19,933
Accrued interest payable	5,493	4,388
Security deposits and prepaid rents	15,941	11,708

Total liabilities	1,249,406	1,195,310

Minority interest of common unitholders in Operating Partnership	4,410	10,354
Minority interests in consolidated real estate entities	8,220	3,972

Total minority interests	12,630	14,326

Commitments and contingencies
Shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
44,222 and 43,825 shares issued, 44,222 and 43,825 shares outstanding at December 31, 2008 and 2007, respectively	442	438
Additional paid-in-capital	886,643	874,928
Accumulated earnings	105,300	189,985
Accumulated other comprehensive income (loss)	(1,819)	(3,962)

	990,595	1,061,418

Less common stock in treasury, at cost, 80 and 72 shares at December 31, 2008 and 2007, respectively	(2,965)	(2,913)

Total shareholders’ equity	987,630	1,058,505

Total liabilities and shareholders’ equity	$2,249,666	$2,268,141

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
Summary of Outstanding Debt at December 31, 2008

			Weighted Average Rate (1)
		Percentage	Three months ended December 31,
Type of Indebtedness	Balance	of Total	2008	2007
Unsecured fixed rate senior notes	$535,000	48.1%	6.4%	6.4%
Secured conventional fixed rate notes	434,774	39.1%	5.5%	5.6%
Secured conventional variable rate notes	92,275	8.3%	6.7%	6.1%
Unsecured lines of credit	50,864	4.5%	3.2%	5.3%

	$1,112,913	100.0%	5.9%	6.0%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (2) (3)
Total fixed rate debt	$969,774	87.1%	3.9
Total variable rate debt	143,139	12.9%	0.6

Total debt	$1,112,913	100.0%	3.5

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year	Amount		on Debt Maturities (1)
2009	$129,619	(3)	4.5%
2010	239,488	(4)	6.7%
2011	141,427		5.4%
2012	103,292		5.5%
2013	205,304		6.1%
Thereafter	293,783		5.8%

	$1,112,913

Debt Statistics

	Year ended
	December 31,
	2008	2007
Interest coverage ratio (5)(6)	2.3x	2.6x
Fixed charge coverage ratio (5)(7)	2.0x	2.2x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	42.4%	40.4%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	45.7%	43.8%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended December 31, 2007 are based on the debt outstanding for that period.

(2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.

(3)	The Company gave notice of its intent to prepay its $92,275 secured weekly remarketed variable rate notes in full in March 2009. These notes have a scheduled maturity in 2029.

(4)	Includes outstanding balances on lines of credit of $50,864 maturing in 2010.

(5)	Calculated for the year ended December 31, 2008 and 2007.

(6)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, impairment charges, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 30.

(7)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, impairment charges, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 30.

(8)	A computation of the debt ratios is included in Table 5 on page 31.

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Financial Debt Covenants — Senior Unsecured Public Notes

	As of
Covenant requirement (1)	December 31, 2008
Consolidated Debt to Total Assets cannot exceed 60%	39%
Secured Debt to Total Assets cannot exceed 40%	19%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	3.5	x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.4	x

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

As of
December 31, 2008
Ratio of Consolidated Debt to Total Assets
Consolidated debt, per balance sheet (A)	$1,112,913

Total assets, as defined (B) (Table A)	$2,835,581

Computed ratio (A÷B)	39%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets
Total secured debt (C)	$527,049

Computed ratio (C÷B)	19%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt
Consolidated debt, per balance sheet (A)	$1,112,913
Total secured debt (C)	(527,049)

Total unsecured debt (D)	$585,864

Total unencumbered assets, as defined (E) (Table A)	$2,053,091

Computed ratio (E÷D)	3.5x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge
Consolidated Income Available for Debt Service, as defined (F) (Table B)	$136,750

Annual Debt Service Charge, as defined (G) (Table B)	$55,837

Computed ratio (F÷G)	2.4x

Required minimum ratio	1.5x

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Table A
Calculation of Total Assets and Total Unencumbered Assets for
     Public Debt Covenant Computations

As of
December 31, 2008
Total real estate assets	$2,083,151
Add:
Investments in and advances to unconsolidated real estate entities	39,300
Accumulated depreciation	553,814
Accumulated depreciation on assets held for sale	42,379
Other tangible assets	116,937

Total assets for public debt covenant computations	2,835,581
Less:
Encumbered real estate assets	(782,490)

Total unencumbered assets for public debt covenant computations	$2,053,091

Table B
Calculation of Consolidated Income Available for Debt Service and
     Annual Debt Service Change for Public Covenant Computations

Year ended
December 31, 2008
Consolidated income available for debt service
Net income (loss)	$(8,652)
Add:
Minority interest of common unitholders	(113)
Minority interest in consolidated property partnerships — gains on sales of real estate assets — continuing operations	130

Income before minority interest	(8,635)
Add:
Non-cash impairment charges	90,558
Depreciation	63,530
Depreciation (company share) of assets held in unconsolidated entities	1,391
Depreciation of discontinued operations	2,113
Amortization of deferred financing costs	3,473
Interest expense	48,863
Interest expense (company share) of assets held in unconsolidated entities	3,058
Interest expense of discontinued operations	3,916
Income tax expense	1,525
Other non-cash expenses	6,383
Less:
Gains on sales of real estate assets, net — continuing operations	(3,626)
Gains on sales of real estate assets — discontinued operations	(75,235)
Other non-cash income	(564)

Consolidated income available for debt service	$136,750

Annual debt service charge
Consolidated interest expense	$48,863
Interest expense (company share) of assets held in unconsolidated entities	3,058
Interest expense of discontinued operations	3,916

Annual debt service charge	$55,837

Post Properties, Inc.
Summary Of Communities Under Construction
($ in millions)

								Costs			Estimated
							Company	Incurred	Quarter	Quarter of	Quarter of		Units
		Number	Retail	Company		Estimated	Share of	as of	of Const.	First Units	Stabilized	Units	Under	Units
Community	Location	of Units	Sq. Ft.	Ownership		Cost	Est. Cost	12/31/08	Start	Available	Occupancy (1)	Leased (2)	Contract (3)	Closed (2)
								(Company
								Share)
Apartments (5):
Post Alexander™	Atlanta, GA	307	—	100%		$57.3	$57.3	$57.3	2Q 2006	1Q 2008	2Q 2009	215	N/A	N/A
Post Eastside™	Dallas, TX	435	37,900	100%		56.7	56.7	53.8	4Q 2006	2Q 2008	1Q 2010	157	N/A	N/A
Post Frisco Bridges™	Dallas, TX	269	29,000	100%		41.3	41.3	26.6	3Q 2007	2Q 2009	2Q 2010	—	N/A	N/A
Post Park®	Wash. DC	396	1,700	100%		84.7	84.7	48.9	4Q 2007	2Q 2009	3Q 2010	—	N/A	N/A
Post West Austin™	Austin, TX	329	—	100%		53.2	53.2	33.0	4Q 2007	2Q 2009	2Q 2010	—	N/A	N/A

Total Apartments		1,736	68,600			$293.2	$293.2	$219.6				372

Condominiums (5):
The Ritz-Carlton Residences, Atlanta, Buckhead (4)	Atlanta, GA	129	—	62.5	%(4)	$115.3	$81.6	$37.1	3Q 2007	4Q 2009	N/A	N/A	—	—
Four Seasons Residences	Austin, TX	147	8,000	100%		133.5	133.5	50.9	1Q 2008	1Q 2010	N/A	N/A	61	—

Total Condominiums		276	8,000			$248.8	$215.1	$88.0					61	—

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	As of February 2, 2009.

(3)	As of February 2, 2009, represents the total number of units under contract for sale upon completion and delivery of the units. There can be no assurance that condominium units under contract will close.

(4)	The amounts reflected for this project represent the condominium portion of a mixed-use development currently being developed in an entity owned with other third-party developers. The condominium portion of the project is owned through a joint venture with an Atlanta-based condominium development partner and is branded as The Ritz-Carlton Residences, Atlanta, Buckhead. See footnote 3 on page 21 for further information concerning this venture.

(5)	Investments were generally underwritten to achieve targeted yields of approximately 6.00%-6.75% for apartment developments and approximately 20% pre-tax margins on estimated costs for condominium developments. Targeted yields for apartment developments represents the projected unlevered property net operating income (after adjustments for 3% management fee and $300 per unit capital reserves) as a percentage of total estimated construction costs. Targeted pre-tax margins for condominium developments represent projected pre-tax profits from condominium sales activities as a percentage of total estimated construction costs. There can be no assurance that these targets will be achieved.

Post Properties, Inc.
Summary of Land Held for Future investment and Sale
The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all or that land held for sale will be sold. The Company assumes no obligation to update this outlook in the future.
     Land Held for Future Investment:

		Carrying Value
		At December 31, 2008	Estimated Usable
Project	Metro Area	(in thousands)	Acreage
Alexander	Atlanta, GA	$6,652	2.5
Allen Plaza	Atlanta, GA	19,100	5.6
South Lamar	Austin, TX	4,987	4.0
Frisco Bridges II	Dallas, TX	5,480	5.4
Midtown Square III	Houston, TX	3,502	1.6
Richmond	Houston, TX	4,425	2.1
Baldwin Park	Orlando, FL	9,840	13.5
Wade	Raleigh, NC	10,955	31.4
Soho Square	Tampa, FL	5,020	4.1
Carlyle Square II	Washington, D.C.	11,594	2.4

Total Land Held for Future Development (1)		$81,555	72.6

     Land Held for Sale:

		Carrying Value
		At December 31, 2008	Estimated Usable
Project	Metro Area	(in thousands)	Acreage
Millennium	Atlanta, GA	$2,774	1.0
Spring Hill	Atlanta, GA	2,023	9.1
Wade	Raleigh, NC	8,626	49.1
Citrus Park	Tampa, FL	3,450	17.7

Total Land Held for Sale (2)		$16,873	76.9

(1)	The carrying value of land held for future development at December 31, 2008 has been written-down to reflect previously recorded impairments totaling $72,171.

(2)	The carrying value of land held for sale at December 31, 2008 has been written-down to reflect previously recorded impairments of $15,660.

Post Properties, Inc.
Summary Of Communities Under Rehabilitation
(Dollars in thousands, except per square foot)

					Average Monthly Rental		Property NOI	Property NOI			Number of Units
					Rate Per Sq. Ft. (1)		For the Fiscal	For the	Undepreciated	Projected	As of December 31, 2008
				Average	Actual	Projected	Year Preceding	Three Months	Book Value	Total
		Year	Total	Sq. Ft.	Prior to	After	The Start of	Ended	Prior to	Rehabilitation		Out
Project	Location	Completed	Units	Per Unit (1)	Rehabilitation	Rehabilitation	Rehabilitation	December 31, 2008	Rehabilitation	Capital Cost (2)	Completed	of Service
Post Heights™	Dallas, TX	1998-1999	368	845	$1.35	$1.52	$2,598	$307	$42,195	$10,700	289	42
Post Peachtree Hills®	Atlanta, GA	1992-1994	300	978	1.12	1.36	2,436	221	19,539	10,600	193	40

			668						$61,734	$21,300	482	82

	Rehabilitation Cost Incurred in						Projected
	The Three Months Ended			Rehabilitation Capital Cost Incurred			Remaining
	December 31, 2008			As of December 31, 2008			Rehabilitation		Projected	Projected
	Revenue-	Non-Revenue-	Total	Revenue-	Non-Revenue-	Total	Capital Cost	Quarter of	Quarter of	Quarter of
	Generating	Generating	Capital	Generating	Generating	Capital	To be	Rehabilitation	Rehabilitation	Re-Stabilized
Project	Capital Cost	Capital Cost	Cost	Capital Cost	Capital Cost	Cost	Incurred	Start	Completion	Occupancy
Post Heights™	$2,067	$—	$2,067	$7,167	$24	$7,191	$3,509	1Q 2008	2Q 2009	1Q 2010
Post Peachtree Hills®	1,379	13	1,392	6,256	18	6,274	4,326	1Q 2008	2Q 2009	4Q 2009

	$3,446	$13	$3,459	$13,423	$42	$13,465	$7,835

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary. There can be no assurance that the projected average monthly rental rates after the rehabilitation will be achieved.

(2)	Includes approximately $ 1,600 of projected non-revenue generating capital costs.

Post Properties, Inc.
Summary Of Condominium Projects
(Dollars in thousands)

					# of Rental Units	Average		Transfer	Book Value	Units (4)
		Year	Sale	Total	Occupied as of	Unit	Project Transfer	Price/Est. Cost	as of			Under	Available
Project	Location	Completed	Start Date	Units	12/31/08	Sq. Ft. (1)	Price/Est. Cost (2)	Per Unit	12/31/08 (3)	Total	Closed	Contract	for Sale
Condominium Conversion Projects
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	206	1	1,036	$37,000	$180	$2,578	206	170	3	33
RISETM	Houston, TX	2000	Q2 2006	143	13	1,407	26,250	184	6,399	143	102	—	41
Condominium Development Projects
The Condominiums at Carlyle Square™	Washington, DC	2007	2Q2007	145	N/A	855	46,200	319	—	145	145	—	—
Mercer Square™	Dallas, TX	2007	3Q2007	85	N/A	1,094	18,600	218	5,633	85	54	1	30

				579					$14,610	579	471	4	104

Financial Summary — Aggregate Condominium Activity

	Three months ended			Three months ended			Year ended			Year ended			Cumulative through
	December 31, 2008			December 31, 2007			December 31, 2008			December 31, 2007			December 31, 2008
			FFO			FFO			FFO			FFO			FFO
			Incremental			Incremental			Incremental			Incremental			Incremental
	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on
Project	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)
Condominium Conversion Projects
Harbour Place City Homes™	3	$613	$(56)	4	$881	$(830)	15	$3,348	$(1,972)	55	$12,963	$(2,220)	167	$41,093	$(2,518)
RISETM	4	1,316	(35)	7	1,567	(486)	29	7,941	(795)	38	10,023	(861)	102	26,486	(1,513)
588TM (5)	—	—	31	—	—	(106)	—	—	31	1	560	73	127	34,557	3,557
The Peachtree ResidencesTM (5)	—	—	—	—	—	16	—	—	—	12	4,592	107	121	41,547	562
Condominium Development Projects
The Condominiums at Carlyle Square™	14	5,683	1,318	27	10,328	1,772	44	16,943	3,208	101	46,252	8,673	145	63,266	10,975
Mercer Square™	2	581	(321)	11	3,082	97	25	6,936	604	28	8,212	285	53	15,148	820

	23	8,193	937	49	15,858	463	113	35,168	1,076	235	82,602	6,057	715	222,097	11,883
Other	—	4	(64)	—	8	(401)	—	10	(625)	—	8	(548)	—	18	(1,263)

Total	23	$8,197	$873	49	$15,866	$62	113	$35,178	$451	235	$82,610	$5,509	715	$222,115	$10,620

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)	Including the Company’s share of total estimated construction costs of ground-up condominiums being developed and not yet in active sales (see page 15) of approximately $215.1 million and book value of unsold condominiums above, committed capital to the condominium business at December 31, 2008 totaled approximately $229.7 million.

(4)	Unit status is as of February 2, 2009. There can be no assurance that condominium units under contract will close.

(5)	Final condominium closings occurred in 2007 at these communities. The Peachtree ResidencesTM is owned in an unconsolidated entity, where the Company’s equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO represents gross amounts at the unconsolidated entity level.

(6)	For conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price” as described in note 2 above. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP.

(7)	For co-investment projects, amounts are net of minority interests of $101 and $336 for the three months and $130 and $1,520 for the year ended December 31, 2008 and 2007, respectively. Excludes the impact of income tax expense of $874 for the three months and year ended December 31, 2008 attributable to gains on condominium sales, as applicable. There was no income tax provision for the three months and year ended December 31, 2007.

Post Properties, Inc.
Community Acquisition and Disposition Summary

				Gross Amount	Gross
Property Name/Period	Location	Units	Year Built	Per Unit	Amount
Acquisitions

Q3 2007
Post Lake® at Baldwin Park	Orlando, FL	350	2004 - 2007	$211,429	$74,000,000

2007 YTD Total					$74,000,000

Average Cap Rate - Acquisitions - 2007					4.2	% (1)

Dispositions

Q1 2007
Post Oak™	Atlanta, GA	182	1993	$131,868	$24,000,000

Q2 2007
Post Collier Hills®	Atlanta, GA	396	1997	$140,327	41,677,000	(3)
Post Crest®	Atlanta, GA	410	1996	$158,125	48,623,000	(3)

Q4 2007
Post Ashford®	Atlanta, GA	222	1987	$103,603	23,000,000
Post Lindbergh®	Atlanta, GA	396	1998	$154,542	45,899,000	(3)
Post Vinings®	Atlanta, GA	403	1989-1991	$111,166	44,800,000

2007 YTD Total					$227,999,000

Average Cap Rate - Dispositions - 2007					5.0	% (2)

Q1 2008
Post Wilson™	Dallas, TX	143	1999	$138,811	$19,850,000

Q3 2008
Post Oglethorpe®	Atlanta, GA	250	1994	$154,000	38,500,000

Q4 2008
Post Woods®	Atlanta, GA	494	1977-1983	$106,781	52,750,000
Post Lenox Park®	Atlanta, GA	206	1995	$110,194	22,700,000

2008 YTD Total					$133,800,000

Average Cap Rate - Dispositions - 2008					6.1	% (2)

(1)	Based on projected first twelve-month net operating income upon achievement of stabilized operations (as it relates to the second phase of Post Lake® at Baldwin Park which is in lease-up) and after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2.9 million relating to closing costs and other amounts it plans to spend to improve this community.

(2)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

(3)	The Company transferred these communities to an unconsolidated entity, in which the Company retained a 25% interest. These amounts reflect the 75% portion of the gross transfer price effectively acquired by the institutional investor.

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.
The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.
A summary of community acquisition and development improvements and other capitalized expenditures for the three months and year ended December 31, 2008 and 2007 is detailed below.

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Development and acquisition expenditures (1)	$56,698	$42,731	$173,204	$284,239
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	3,785	2,428	16,340	13,074
Other community additions and improvements (3) (6)	3,090	2,828	8,204	8,451
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4) (6)	2,569	2,295	11,162	11,110
Corporate additions and improvements	79	971	692	2,903

	$66,221	$51,253	$209,602	$319,777

Other Data
Capitalized interest	$2,860	$3,143	$12,406	$11,801

Capitalized development and associated costs (5)	$1,247	$1,304	$5,822	$4,053

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.

(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units (see page 17).

(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.

(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.

(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

(6)	Includes approximately $1,048 of periodically recurring and $308 of annually recurring capital expenditures, respectively, related to the Company’s water intrusion remediation project for the three months and year ended December 31, 2008.

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)
Apartments and Condominium Development Communities
The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is as follows:
Non-Financial Data

		Property		Ownership
Joint Venture Property	Location	Type	# of Units	Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Biltmore™	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%
3630 Peachtree North Tower	Atlanta, GA	Land	—	50%
3630 Peachtree South Tower (2)	Atlanta, GA	Mixed-Use	129	49%
Financial Data

	As of						Three months ended		Year ended
	December 31, 2008						December 31, 2008		December 31, 2008
	Gross Investment	Mortgage/Construction		Entity	Company’s Equity		Entity	Company’s	Entity	Company’s
Joint Venture Property	in Real Estate (9)	Notes Payable		Equity	Investment		NOI	Equity in Earnings	NOI	Equity in Earnings
Post Collier Hills® (1)	$54,535	$39,565	(4)	$13,632	$(4,034	) (1)	$718	$5	$2,877	$27
Post Crest® (1)	63,786	46,159	(4)	15,805	(6,408	) (1)	716	(22)	3,072	(29)
Post Lindbergh® (1)	60,211	41,000	(5)	18,514	(3,821	) (1)	688	(16)	3,001	2
Post Biltmore™	36,292	29,272	(6)	1,579	2,408		560	(24)	2,401	189
Post Massachusetts Avenue™	69,338	50,500	(7)	9,637	6,586		1,583	263	6,043	1,120
3630 Peachtree North Tower	11,145	8,153	(8)	3,067	(1,722	) (2)	—	—	6	—
3630 Peachtree South Tower (3)	124,388	74,364	(8)	46,709	30,306	(3)	(122)	(63)	(213)	(85)

Total	$419,695	$289,013		$108,943	$23,315		$4,143	$143	$17,187	$1,224

(1)	In 2007, the Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

(2)	This credit investment reflects the impact of impairment charges of $3,253 in the three months ended December 31, 2008 and is classified in consolidated liabilities on the Company’s consolidated balance sheet.

(3)	The mixed-use project (the “Master JV”) consists of 129 luxury for-sale condominiums to be marketed as The Ritz-Carlton Residences, Atlanta, Buckhead (sponsored through a joint venture between the Company and a private condominium developer; the “Condo JV”) and approximately 425,000 square feet of Class A office space (sponsored through a joint venture between an office REIT and a private office developer). The Condo JV owns an approximate 49% pro-rata interest in the Master JV accounted for on the equity method, representing the condominium portion of the project. The Company has a $15,500 preferred equity interest and a 62.5% residual equity interest in the Condo JV and, consequently, consolidates that entity on its balance sheet. The minority partner’s equity interest in the condo JV, totaling $6,760, is included in the Company’s equity investment reflected above. The Company’s share of gross real estate assets and construction notes payable, net of its partners’ interests, at December 31, 2008 was $35,864 and $14,082, respectively. See page 15 for further information regarding the for-sale condominium portion of the project.

(4)	These notes bear interest at a fixed rate of 5.63% and mature in 2017.

(5)	This note bears interest at a fixed rate of 5.71% and matures in 2017.

(6)	This note bears interest at a fixed rate of 5.83% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.

(7)	This note bears interest at a fixed rate of 5.82% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.

(8)	At December 31, 2008, $82,517 was outstanding under a $187,128 construction loan facility bearing interest at a variable rate of LIBOR plus 1.35% and which matures in 2011.

(9)	Represents GAAP basis net book value plus accumulated depreciation.

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)
This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.
The Company presents below NOI for the quarter ended December 31, 2008 for properties stabilized by October 1, 2008 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by July 1, 2008 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.
Financial Data
(In thousands)

	Three months ended			As
	December 31, 2008	Adjustments		Adjusted
Income Statement Data
Rental revenues	$66,096	$(182	) (1)	$65,914
Other property revenues	3,377	(68	) (1)	3,309

Total rental and other revenues (A)	69,473	(250)		69,223
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	31,553	(5,718	) (1)	25,835

Property net operating income (Table 1) (A-B)	$37,920	$5,468		$43,388

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(2,077)
Assumed property capital expenditure reserve ($300 per unit per year based on 16,971 units)				(1,273)

Adjusted property net operating income				$40,038

Annualized property net operating income (C)				$160,152

Apartment units represented (D)	21,189	(4,218	) (1)	16,971

	As of			As
	December 31, 2008	Adjustments		Adjusted
Other Asset Data
Cash and cash equivalents	$75,472	$—		$75,472
Real estate assets under construction, lease-up, conversion or rehabilitation, at cost (2)	189,393	226,040	(2)	415,433
Land held for future development	81,555	—		81,555
For-sale condominiums and assets held for sale (3)	99,707	(68,224	) (3)	31,483
Investments in and advances to unconsolidated real estate entities (4)	39,300	(8,994	) (4)	30,306
Restricted cash and other assets	41,465	—		41,465
Cash & other assets of unconsolidated real estate entities (5)	5,551	(3,927	) (5)	1,624

Total (E)	$532,443	$144,895		$677,338

Other Liability Data
Indebtedness	$1,112,913	—		$1,112,913
Other liabilities (6)	144,713	(27,924	) (6)	116,789
Total liabilities of unconsolidated real estate entities (7)	209,018	(148,656	) (7)	60,362

Total (F)	$1,466,644	$(176,580)		$1,290,064

Other Data

	As of December 31, 2008
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$95,000

Common shares outstanding	44,222
Common units outstanding	218

Total (H)	44,440	$16.50	$733,260

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$1,440,986

Implied Portfolio Capitalization Rate (C÷I)			11.1%

Implied Market Value of Company gross real estate assets per unit (I÷D)			$84.9

(1)	The following table summarizes the adjustments made to the components of property net operating income for the three months ended December 31, 2008 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units

Under construction, lease-up, conversion or rehabilitation	$(4,166)	$(299)	$(2,773)	(2,962)
Corporate property management expenses	—	—	(2,419)	—
Company share of unconsolidated entities	2,005	124	750	(1,256)
Held for sale operating properties	4,339	204	1,459	—
Corporate apartments and other	(2,360)	(97)	(2,735)	—

	$(182)	$(68)	$(5,718)	(4,218)

(2)	The “As Adjusted” amount represents CIP balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed, plus the gross book value for communities under rehabilitation during the fourth quarter of 2008.

(3)	The adjustment reflects a reduction for the depreciated book value of three apartment communities held for sale and included in discontinued operations at December 31, 2008, as the net property operating income of these communities has been included in adjusted property net operating income reflected above (see note 1).

(4)	The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets as the Company’s net operating income of such investments is included in the adjusted net operating income reflected above. The “As Adjusted” amount represents the consolidated equity investment in 3630 Peachtree South Tower (i.e., The Ritz-Carlton Residences, Atlanta, Buckhead). Minority interest related to 3630 Peachtree South Tower of $6,760 is included in the “As Adjusted” amount in Other Liabilities.

(5)	The “As of December 31, 2008” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

(6)	The “As of December 31, 2008” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses, security deposits and prepaid rents, credit investment balances of the Company’s investment in unconsolidated entities and minority interests in consolidated real estate entities as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $13,661 and for credit investment balances of the Company’s investment in three unconsolidated entities of $14,263.

(7)	The “As of December 31, 2008” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partner’s respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)
Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms
The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.
Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.
Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.
Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, non-cash income (loss) related to mark-to-market of interest rate swap agreements, non-cash debt extinguishment costs and strategic review costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.
Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures — The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”
Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.
Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures
Table 1
Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income
(Dollars in thousands)
(Unaudited)

	Three months ended			Year ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2008	2007	2008	2008	2007
Total same store NOI	$33,675	$34,563	$33,381	$131,826	$131,908
Property NOI from other operating segments	4,245	3,003	4,133	13,806	11,259

Consolidated property NOI	37,920	37,566	37,514	145,632	143,167

Add (subtract):
Interest income	300	170	96	667	822
Other revenues	294	186	261	1,029	602
Minority interest in consolidated property partnerships	(33)	(440)	(189)	(395)	(1,857)
Depreciation	(18,241)	(15,225)	(14,979)	(63,530)	(61,476)
Interest expense	(14,487)	(12,080)	(12,341)	(48,863)	(47,447)
Amortization of deferred financing costs	(894)	(828)	(869)	(3,473)	(3,297)
General and administrative	(3,464)	(4,358)	(3,859)	(16,808)	(18,093)
Investment and development	(958)	(1,598)	(1,509)	(5,131)	(7,302)
Other development costs	(422)	(113)	(463)	(1,384)	(400)
Strategic review costs	—	—	—	(8,161)	—
Impairment, severance and other charges	(64,560)	—	(5,002)	(98,862)	—
Gains on sales of real estate assets, net	525	28,509	476	2,752	100,015
Equity in income of unconsolidated real estate entities	143	419	260	1,224	1,635
Other income (expense), net	(1,665)	(393)	534	(1,239)	(1,177)
Minority interest of common unitholders	447	(389)	1	719	(1,347)

Income (loss) from continuing operations	(65,095)	31,426	(69)	(95,823)	103,845
Income from discontinued operations	51,744	47,816	27,145	87,171	74,854

Net income (loss)	$(13,351)	$79,242	$27,076	$(8,652)	$178,699

Table 2
Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market
(Dollars in thousands)

	Three months ended			Q4 ’08	Q4 ’08	Q4 ’08
	December 31,	December 31,	September 30,	vs. Q4 ’07	vs. Q3 ’08	% Same
	2008	2007	2008	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$14,729	$14,891	$15,075	(1.1)%	(2.3)%
Dallas	9,988	10,064	10,435	(0.8)%	(4.3)%
Washington, D.C.	8,818	8,908	8,999	(1.0)%	(2.0)%
Tampa	7,052	7,198	7,141	(2.0)%	(1.2)%
Charlotte	4,681	4,835	4,937	(3.2)%	(5.2)%
New York	3,772	3,806	3,809	(0.9)%	(1.0)%
Houston	3,084	3,006	3,134	2.6%	(1.6)%
Austin	1,236	1,227	1,299	0.7%	(4.8)%
Orlando	999	1,007	1,017	(0.8)%	(1.8)%

Total rental and other revenues	54,359	54,942	55,846	(1.1)%	(2.7)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	6,162	5,580	6,461	10.4%	(4.6)%
Dallas	4,005	4,261	4,605	(6.0)%	(13.0)%
Washington, D.C.	3,106	2,937	3,231	5.8%	(3.9)%
Tampa	2,680	2,932	2,930	(8.6)%	(8.5)%
Charlotte	1,516	1,354	1,633	12.0%	(7.2)%
New York	1,131	1,113	1,119	1.6%	1.1%
Houston	1,129	1,230	1,464	(8.2)%	(22.9)%
Austin	525	562	588	(6.6)%	(10.7)%
Orlando	430	410	434	4.9%	(0.9)%

Total	20,684	20,379	22,465	1.5%	(7.9)%

Net operating income
Atlanta	8,567	9,311	8,614	(8.0)%	(0.5)%	25.4%
Dallas	5,983	5,803	5,830	3.1%	2.6%	17.9%
Washington, D.C.	5,712	5,971	5,768	(4.3)%	(1.0)%	17.0%
Tampa	4,372	4,266	4,211	2.5%	3.8%	13.0%
Charlotte	3,165	3,481	3,304	(9.1)%	(4.2)%	9.4%
New York	2,641	2,693	2,690	(1.9)%	(1.8)%	7.8%
Houston	1,955	1,776	1,670	10.1%	17.1%	5.8%
Austin	711	665	711	6.9%	0.0%	2.1%
Orlando	569	597	583	(4.7)%	(2.4)%	1.7%

Total same store NOI	$33,675	$34,563	$33,381	(2.6)%	0.9%	100.0%

Average rental rate per unit
Atlanta	$1,146	$1,138		0.7%
Dallas	1,076	1,057		1.8%
Washington, D.C.	1,763	1,762		0.1%
Tampa	1,237	1,304		(5.1)%
Charlotte	1,183	1,195		(1.0)%
New York	3,938	3,872		1.7%
Houston	1,266	1,212		4.5%
Austin	1,347	1,315		2.4%
Orlando	1,346	1,437		(6.3)%
Total average rental rate per unit	1,303	1,303		0.0%

Table 2 (con’t)
Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market
(Dollars in thousands)

	Year ended
	December 31,	December 31,
	2008	2007	% Change
Rental and other revenues
Atlanta	$59,560	$58,468	1.9%
Dallas	40,774	39,565	3.1%
Washington, D.C.	35,672	35,297	1.1%
Tampa	28,476	29,261	(2.7)%
Charlotte	19,315	19,201	0.6%
New York	15,074	14,694	2.6%
Houston	12,319	11,751	4.8%
Austin	5,006	4,846	3.3%
Orlando	4,021	4,124	(2.5)%

Total rental and other revenues	220,217	217,207	1.4%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	24,823	23,956	3.6%
Dallas	18,183	17,332	4.9%
Washington, D.C.	12,518	11,920	5.0%
Tampa	11,903	12,140	(2.0)%
Charlotte	6,628	6,316	4.9%
New York	4,841	4,147	16.7%
Houston	5,506	5,248	4.9%
Austin	2,297	2,369	(3.0)%
Orlando	1,692	1,871	(9.6)%

Total	88,391	85,299	3.6%

Net operating income
Atlanta	34,737	34,512	0.7%
Dallas	22,591	22,233	1.6%
Washington, D.C.	23,154	23,377	(1.0)%
Tampa	16,573	17,121	(3.2)%
Charlotte	12,687	12,885	(1.5)%
New York	10,233	10,547	(3.0)%
Houston	6,813	6,503	4.8%
Austin	2,709	2,477	9.4%
Orlando	2,329	2,253	3.4%

Total same store NOI	$131,826	$131,908	(0.1)%

Average rental rate per unit
Atlanta	$1,149	$1,127	2.0%
Dallas	1,072	1,042	2.9%
Washington, D.C.	1,765	1,737	1.6%
Tampa	1,267	1,307	(3.1)%
Charlotte	1,186	1,206	(1.7)%
New York	3,905	3,775	3.4%
Houston	1,252	1,183	5.8%
Austin	1,337	1,281	4.4%
Orlando	1,366	1,430	(4.5)%
Total average rental rate per unit	1,306	1,286	1.6%

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Annually recurring capital expenditures by operating segment
Fully stabilized	$2,135	$1,616	$8,386	$6,927
Communities stabilized during 2007	24	31	175	73
Development, rehabilitation and lease-up	191	171	1,173	1,049
Condominium conversion and other	—	57	—	731
Acquired	17	23	110	27
Other segments	202	397	1,318	2,303

Total annually recurring capital expenditures per statements of cash flows (1)	$2,569	$2,295	$11,162	$11,110

Periodically recurring capital expenditures by operating segment
Fully stabilized	$2,267	$2,021	$6,647	$4,070
Communities stabilized during 2007	86	121	184	2,458
Development, rehabilitation and lease-up	40	47	144	452
Condominium conversion and other	—	340	—	758
Acquired	189	6	228	6
Other segments	508	293	1,001	707

Total periodically recurring capital expenditures per statements of cash flows (1)	$3,090	$2,828	$8,204	$8,451

(1)	Includes approximately $1,048 of periodically recurring and $308 of annually recurring capital expenditures, respectively, related to the Company’s water intrusion remediation project for the three months and year ended December 31, 2008.

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Year ended
	December 31,
	2008	2007
Income (loss) from continuing operations	$(95,823)	$103,845

Minority interest of common unitholders	(719)	1,347
Minority interest in consolidated property partnerships — gains on sales of real estate assets — continuing operations	130	1,520
Other non-cash expenses, net	5,819	4,189
Income tax expense	1,525	1,327
Gains on sales of real estate assets, net	(3,626)	(100,015)
Gains on sales of real estate assets — unconsolidated entities	—	(186)
Non-cash impairment charges	90,558	—
Depreciation expense	63,530	61,476
Depreciation (company share) of assets held in unconsolidated entities	1,391	1,143
Interest expense	48,863	47,447
Interest expense (company share) of assets held in unconsolidated entities	3,058	1,760
Amortization of deferred financing costs	3,473	3,297

Income available for debt service (A)	$118,179	$127,150

Interest expense	$48,863	$47,447
Interest expense (company share) of assets held in unconsolidated entities	3,058	1,760

Interest expense for purposes of computation (B)	51,921	49,207
Dividends and distributions to preferred shareholders and unitholders	7,637	7,637

Fixed charges for purposes of computation (C)	$59,558	$56,844

Interest coverage ratio (A÷B)	2.3x	2.6x

Fixed charge coverage ratio (A÷C)	2.0x	2.2x

Table 5
Computation of Debt Ratios
(Dollars in thousands)

	As of December 31,
	2008	2007
Total real estate assets per balance sheet	$2,083,151	$2,111,612
Plus:
Company share of real estate assets held in unconsolidated entities	124,240	91,085
Company share of accumulated depreciation — assets held in unconsolidated entities	6,952	5,149
Accumulated depreciation per balance sheet	553,814	562,226
Accumulated depreciation on assets held for sale	42,379	4,031

Total undepreciated real estate assets (A)	$2,810,536	$2,774,103

Total debt per balance sheet	$1,112,913	$1,059,066
Plus:		—
Company share of third party debt held in unconsolidated entities	77,760	60,959

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,190,673	$1,120,025

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt (B÷A) (1)	42.4%	40.4%

Total debt per balance sheet	$1,112,913	$1,059,066
Plus:
Company share of third party debt held in unconsolidated entities	77,760	60,959
Preferred shares at liquidation value	95,000	95,000

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,285,673	$1,215,025

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A) (1)	45.7%	43.8%

(1)	Excludes impact of available cash and cash equivalents of $75,472 at December 31, 2008.

Table 6
Calculation of Company Undepreciated Book Value Per Share
(Dollars in thousands)

December 31, 2008
Total shareholders’ equity, per balance sheet	$987,630
Plus:
Accumulated depreciation, per balance sheet	553,814
Accumulated depreciation held for sale assets, per balance sheet	42,379
Minority interest of common unitholders in Operating Partnership, per balance sheet	4,410
Less:
Deferred charges, net, per balance sheet	(10,278)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,482,955

Total common shares and units (B)	44,440

Company undepreciated book value per share (A÷B)	$33.37